                                  Exhibit 3.7


                        Series D Cumulative Convertible
              Redeemable Preferred Shares of Beneficial Interest


                            ARTICLES SUPPLEMENTARY

                           PRENTISS PROPERTIES TRUST




                             --------------------

                   Articles Supplementary of Board of Trustees
                     Classifying and Designating a Series of
                   Preferred Shares of Beneficial Interest as
                   Series D Cumulative Convertible Redeemable
                   Preferred Shares of Beneficial Interest and
                    Fixing Distribution and Other Preferences
                            and Rights of Such Series

                              --------------------

                           Dated as of March 20, 2001
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                            PRENTISS PROPERTIES TRUST


                              --------------------

                   Articles Supplementary of Board of Trustees
                     Classifying and Designating a Series of
                   Preferred Shares of Beneficial Interest as
                   Series D Cumulative Convertible Redeemable
                   Preferred Shares of Beneficial Interest and
                    Fixing Distribution and Other Preferences
                            and Rights of Such Series

                              --------------------


         Prentiss Properties Trust, a Maryland real estate investment trust (the "Trust"), hereby certifies to the State Department of Assessments and Taxation of Maryland pursuant to section 8-203(b) of the Corporations and Associations Article of the Annotated Code of Maryland that:

         FIRST: Pursuant to authority granted by the Amended and Restated Declaration of Trust of the Trust (the "Declaration"), the Board of Trustees on February 14, 2001 adopted a resolution designating and classifying 3,773,585 unissued and unclassified preferred shares of beneficial interest of the Trust as Series D Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest.

         SECOND: The following is a description of the Series D Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest of the Trust (the "Series D Preferred Shares"), including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption thereof, which, upon any restatement of the Declaration, may be made a part of Article VI of the Declaration with any appropriate changes in enumeration or lettering of any section or subsections thereof:

         Section 1. NUMBER OF SHARES AND DESIGNATION. This class of preferred shares of beneficial interest shall be designated as Series D Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest and the number of shares which shall constitute such series shall not be more than 3,773,585 shares, par value $0.01 per share, which number may be decreased (but not below the aggregate number thereof then outstanding and/or which have been reserved for issuance) from time to time by the Board of Trustees.

         Section 2. DEFINITIONS. For purposes of the Series D Preferred Shares, the following terms shall have the meanings indicated:
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                  "APPLICABLE TREASURY RATE," for each Dividend Period, shall mean the annual yield to maturity of U.S. Treasury securities with a ten-year maturity, as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available prior to the last Business Day of such Dividend Period (or, if such Statistical Release is no longer published, any publicly available source of similar data).

                  "BASE RATE" shall mean an annual dividend payment in an amount per share equal to $1.60; provided, however, that, if the Trust gives notice of its election to make a Dividend Increase (as defined in the Exchange Agreement) following a Change of Control in accordance with
         Section 6.7 of the Exchange Agreement, then from and after the date of such notice, the "Base Rate" shall mean an annual dividend payment in an amount per share equal to the product of (a) the greater of (1) 800 basis points plus the Applicable Treasury Rate or (2) 12% and (b) the greater of (1) the Liquidation Preference per Series D Preferred Share and (2) the Volume-Weighted Average Trading Price for the thirty trading days preceding the closing of the Change of Control transaction of the number of Common Shares into which each Series D Preferred Share is then convertible.

                  "BOARD OF TRUSTEES" shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series D Preferred Shares.

                  "BUSINESS DAY" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City, New York are authorized or required by law, regulation or executive order to close.

                  "CALL DATE" shall mean the date specified in the notice to holders required under Section 5(d) as the Call Date.

                  "CHANGE OF CONTROL" shall have the meaning set forth in
         Section 6.7(f) of the Exchange Agreement.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  "COMMON SHARES" shall mean the common shares of beneficial interest, par value $0.01 per share, of the Trust.

                  "CONSOLIDATED AFFILIATES" shall mean all entities whose financial results are consolidated with those of the Trust in accordance with GAAP.

                  "CONSTITUENT PERSON" shall have the meaning set forth in
         Section 6(e).

                  "CONVERSION DATE" shall have the meaning set forth in Section 6(a).

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                  "CONVERSION PRICE" shall mean the conversion price per Common
         Share for which the Series D Preferred Shares are convertible, as such Conversion Price may be adjusted pursuant to Section 6. The initial conversion price shall be $26.50.

                  "CURRENT MARKET PRICE" of publicly traded Common Shares or any other class of shares of beneficial interest or other security of the Trust or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market ("NASDAQ") or, if such security is not quoted on NASDAQ, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. (the "NASD") or, if bid and asked prices for such security on such day shall not have been reported through the NASD, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Trustees.

                  "DIVIDEND PAYMENT DATE" shall mean (i) for any Dividend Period with respect to which the Trust pays a dividend on the Common Shares, the date on which such dividend is paid, or (ii) for any Dividend Period with respect to which the Trust does not pay a dividend on the Common Shares, a date to be set by the Board of Trustees, which date shall not be later than the thirtieth calendar day after the end of the applicable Dividend Period.

                  "DIVIDEND PERIODS" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period with respect to any Series D Preferred Shares (other than the initial Dividend Period, which shall commence on the Issue Date for such Series D Preferred Shares and end on and include the last day of the calendar quarter immediately following such Issue Date, and other than the Dividend Period during which any Series D Preferred Shares shall be redeemed pursuant to Section 5 or converted pursuant to Section 6, which shall end on and include the Call Date with respect to the Series D Preferred Shares being redeemed or the date that such Series D Preferred Shares are converted, as the case may
         be).

                  "EXCHANGE AGREEMENT" shall mean the Exchange Agreement, dated as of March 20, 2001, by and among Security Capital Preferred Growth Incorporated, a Maryland corporation, the Trust and the Operating Partnership, as amended from time to time.

                  "EXPIRATION TIME" shall have the meaning set forth in Section 6(d)(iv).

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                  "FAIR MARKET VALUE" shall mean the average of the daily
         Current Market Prices of a Common Share on the five (5) consecutive Trading Days selected by the Trust commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

                  "FULLY JUNIOR SHARES" shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust now or hereafter issued and outstanding over which the Series D Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

                  "FUNDS FROM OPERATIONS" shall mean net income (loss) (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring, and distributions in excess of earnings allocated to other Operating Partnership interests or minority interests (as reflected in the financial statements of the Trust) plus depreciation/amortization of assets unique to the real estate industry, all computed in a manner consistent with the revised definition of Funds From Operations adopted by the National Association of Real Estate Investment Trusts (NAREIT), in its White Paper dated March 1995, as such definitions may be modified from time to time, as determined by the Trust in good faith.

                  "GAAP" shall mean U.S. generally accepted accounting principles, consistently applied.

                  "ISSUE DATE" shall mean the date on which the Series D Preferred Shares are issued.

                  "JUNIOR SHARES" shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust now or hereafter issued and outstanding over which the Series D Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

                  "NON-ELECTING SHARE" shall have the meaning set forth in
         Section 6(e).

                  "OPERATING PARTNERSHIP" shall mean Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership.

                  "PARITY SHARES" shall have the meaning set forth in Section 9(b).

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                  "PERSON" shall mean any individual, firm, partnership,
         corporation, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "PURCHASED SHARES" shall have the meaning set forth in Section 6(d)(iv).

                  "REIT TERMINATION EVENT" shall mean the earliest to occur of:

                  (i) the filing of a federal income tax return by the Trust for any taxable year on which the Trust does not compute its income as a real estate investment trust;

                  (ii) the approval by the shareholders of the Trust of a proposal for the Trust to cease to qualify as a real estate investment trust;

                  (iii) a determination by the Board of Trustees of the Trust, based on the advice of counsel, that the Trust has ceased to qualify as a real estate investment trust; or

                  (iv) a "determination" within the meaning of Section 1313(a) of the Code that the Trust has ceased to qualify as a real estate investment trust.

                  "SECURITIES" and "SECURITY" shall have the meanings set forth in Section 6(d)(iii).

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SERIES D PREFERRED SHARES" shall have the meaning given such term in the preamble to these Articles Supplementary.

                  "SET APART FOR PAYMENT" shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; PROVIDED, HOWEVER, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series D Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series D Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

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

                  "TRADING DAY" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on NASDAQ, or if such securities are not quoted on NASDAQ, in the securities market in which the securities are traded.

                  "TRANSACTION" shall have the meaning set forth in Section
         6(e).

                  "TRANSFER AGENT" shall mean the Trust, or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent, registrar and dividend disbursing agent for the Series D Preferred Shares.

                  "UNCONSOLIDATED AFFILIATES" shall mean all entities in which the Trust has an ownership interest but whose financial results are not consolidated with those of the Trust in accordance with GAAP; provided, however, that Broadmoor Austin Associates, a Texas limited partnership and any joint venture or other enterprise with Security Capital Preferred Growth Incorporated or any controlled affiliate of Security Capital Preferred Growth Incorporated shall not be considered an Unconsolidated Affiliate.

                  "VOLUME-WEIGHTED AVERAGE TRADING PRICE" shall mean, for any period, the number obtained by dividing (i) the sum of the products, for each sale of any security during such period, of (a) the sale price of such security, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the securities are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the securities are listed or admitted to trading or, if the securities are not listed or admitted to trading on any national securities exchange, the sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the securities are not quoted by any such organization, the sale prices as furnished by professional market makers making a market in the securities or, if the securities are not publicly traded, the sale price as reasonably determined in good faith by the Board of Trustees and (b) the number of such securities sold by
         (ii) the total number of such securities sold during such period.

Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Declaration.

         Section 3.        DIVIDENDS.

                  (a) Subject to the preferential rights of the holders of any Preferred Shares that rank senior in the payment of dividends to the Series D Preferred Shares, the holders of

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         Series D Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash in an amount per share equal to the greater of (i) the Base Rate or (ii) the regular cash dividends (determined on each Dividend Payment
         Date) on the Common Shares, or portion thereof, into which a Series D Preferred Share is convertible. The dividends referred to in clause
         (ii) of the preceding sentence shall equal the number of Common Shares, or portion thereof, into which one Series D Preferred Share will be convertible on and after the Conversion Date, multiplied by the most current quarterly dividend on one Common Share on or before the applicable Dividend Payment Date. If the Trust pays a regular cash dividend on the Common Shares with respect to a Dividend Period after the date on which the Dividend Payment Date is declared pursuant to clause (ii) of the definition of Dividend Payment Date and the dividend calculated pursuant to clause (ii) of this paragraph (a) with respect to such Dividend Period is greater than the dividend previously declared on the Series D Preferred Shares with respect to such Dividend Period, the Trust shall pay an additional dividend to the holders of the Series D Preferred Shares on the date on which the dividend on the Common Shares is paid, in an amount equal to the difference between (y) the dividend calculated pursuant to clause (ii) of this paragraph (a) and (z) the amount of dividends previously declared on the Series D Preferred Shares with respect to such Dividend Period. The dividends shall begin to accrue and shall be fully cumulative from the first day of the applicable Dividend Period, whether or not in any Dividend
         Period or Periods there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Trustees, in arrears on Dividend Payment Dates. Each such dividend shall be payable in arrears to the holders of record of Series D Preferred Shares as they appear in the records of the Trust at the close of business on such record dates, not less than 10 nor more than 50 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Trustees. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not less than 10 nor more than 50 days preceding the payment date thereof, as may be fixed by the Board of Trustees. Any dividend payment made on Series D Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to Series D Preferred Shares which remains payable.

                  (b) The amount of dividends referred to in clause (i) of
         Section 3(a) payable for each full Dividend Period on the Series D Preferred Shares shall be computed by dividing the annual dividend rate by four. The initial Dividend Period for the Series D Preferred Shares will include a partial dividend for the period from the Issue Date until the last day of the calendar quarter immediately following such Issue Date. The amount of dividends payable for such period, or any other period shorter than a full Dividend Period, on the Series D Preferred Shares shall be computed by dividing the number of days in such period by 365 and multiplying the result by the Series D Preferred dividend rate determined in accordance with Section 3(a). Holders of Series D Preferred Shares shall not be entitled to any dividends,

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

         whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series D Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Shares which may be in arrears.

                  (c) So long as any Series D Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series D Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series D Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series D Preferred Shares and accumulated and unpaid on such Parity Shares.

                  (d) So long as any Series D Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series D Preferred Shares and any other Parity Shares of the Trust shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series D Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series D Preferred Shares and the current dividend period with respect to such Parity Shares.

                  (e) No distributions on Series D Preferred Shares shall be declared by the Board of Trustees or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

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

                  (f) In determining whether a distribution by dividend, redemption or other acquisition of Shares or otherwise is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

         Section 4.        LIQUIDATION PREFERENCE.

                  (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, subject to the prior preferences and other rights of any series of shares of beneficial interest ranking senior to the Series D Preferred Shares of Beneficial Interest upon liquidation, distribution or winding up of the Trust, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series D Preferred Shares shall be entitled to receive Twenty Six Dollars and Fifty Cents ($26.50) (the "Liquidation Preference") per Series D Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment; PROVIDED, that the dividend payable with respect to the Dividend Period containing the date of final distribution shall be equal to the greater of (i) the dividend provided in Section 3(a)(i) or (ii) the dividend determined pursuant to Section 3(a)(ii) for the preceding Dividend Period. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series D Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series D Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series D Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more corporations, real estate investment trusts or other entities, (ii) a sale, lease or conveyance of all or substantially all of the Trust's property or business or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

                  (b) Subject to the rights of the holders of shares of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series D Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series D Preferred Shares, as provided in this Section 4, the holders of Series D Preferred Shares shall have no other claim to the remaining assets of the Trust and any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D Preferred Shares shall not be entitled to share therein.

         Section 5.        REDEMPTION AT THE OPTION OF THE TRUST.

                  (a) The Series D Preferred Shares shall not be redeemable by the Trust prior to December 29, 2005. On and after December 29, 2005, the Trust, at its option, may redeem the Series D Preferred Shares, in whole at any time or from time to time in part out of funds legally available therefor at a redemption price payable in cash equal to 100% of the Liquidation Preference per Series D Preferred Share (plus all accumulated, accrued and unpaid dividends as provided below).

                  (b) Upon any redemption of Series D Preferred Shares pursuant to this Section 5, the Trust shall pay all accrued and unpaid dividends, if any, thereon to the Call Date, without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series D Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding any redemption of such shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Preferred Shares called for redemption.

                  (c) If full cumulative dividends on the Series D Preferred Shares and any other class or series of Parity Shares of the Trust have not been declared and paid or declared and set apart for payment, the Series D Preferred Shares may not be redeemed under this Section 5 in part and the Trust may not purchase or acquire Series D Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series D Preferred Shares.

                  (d) Notice of the redemption of any Series D Preferred Shares under this Section 5 shall be mailed by first-class mail to each holder of record of Series D Preferred Shares to be redeemed at the address of each such holder as shown on the Trust's records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of Series D Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places at which certificates for such shares are to be surrendered; (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and

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         after the Call Date (unless the Trust shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series D Preferred Shares so called for redemption shall cease to accrue, (ii) such shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series D Preferred Shares shall cease (except the rights to convert and to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, such amount of cash as is necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series D Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series D Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

                  As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series D Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Trust from outstanding Series D Preferred Shares not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series D Preferred Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed shares shall be issued without cost to the holder thereof.

                  (f) Subject to any waivers of the Ownership Limit granted by the Board of Trustees, nothing in this Section 5 shall restrict the Trust's right to purchase Shares-in-Trust pursuant to Article VII,
         Section 2(G) of the Declaration.

         Section 6. CONVERSION. Holders of Series D Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares, as follows:

                  (a) Subject to and upon compliance with the provisions of this
         Section 6, a holder of Series D Preferred Shares shall have the right, at his or her option, at any time after the earliest to occur of (i) the sixty first day after such holder provides the Trust with written notice of its intent to convert Series D Preferred Shares, (ii) the first day on which a Change of Control occurs, (iii) the occurrence of a REIT Termination Event, or
         (iv) such date as determined by the Trust (the "Conversion Date"), to convert all or any portion of such shares (or such shares as determined by the Trust if pursuant to clause (iv) above) into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Liquidation Preference of such shares (inclusive of accrued but unpaid dividends) by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (b) of this Section 6) by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this
         Section 6; PROVIDED, HOWEVER, that the right to convert shares called for redemption pursuant to Section 5 shall terminate at the close of business on the fifth Business Day prior to the Call Date fixed for such redemption, unless the Trust shall default in making payment of the cash payable upon such redemption under Section 5.

                  (b) In order to exercise the conversion right, the holder of each Series D Preferred Share to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Trust or in blank, at the office of the Transfer Agent, accompanied by written notice to the Trust that the holder thereof irrevocably elects to convert such Series D Preferred Shares. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series D Preferred Share is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Trust, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid).

                  Holders of Series D Preferred Shares at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Series D Preferred Shares surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such Series D Preferred Shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of Series D Preferred Shares on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into Common Shares on the corresponding Dividend Payment Date will receive the dividend payable by the Trust on such Series D Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series D Preferred Shares for conversion. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Shares issued upon such conversion.

                  As promptly as practicable after the surrender of certificates for Series D Preferred Shares as aforesaid, the Trust shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with provisions of this Section 6, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in paragraph (c) of this Section 6.

                  Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series D Preferred Shares shall have been surrendered and such notice shall have been received by the Trust as aforesaid (and if applicable, payment of an amount equal to the dividend payable on such shares shall have been received by the Trust as described above), and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the share transfer books of the Trust shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Trust.

                  (c) No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series D Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series D Preferred Share, the Trust shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Shares on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series D Preferred Shares so surrendered.

                  (d) The Conversion Price shall be adjusted from time to time as follows:

                           (i) If the Trust shall after the Issue Date (A) pay a
                  dividend or make a distribution on its shares of beneficial interest in Common Shares, (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into a smaller number of shares or
                  (D) issue any shares of beneficial interest by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series D Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such Series D Preferred Shares had been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification.

                           (ii) If the Trust shall issue after the Issue Date
                  rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than 95% (100% if a stand-by underwriter is used and charges the Trust a commission) of the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the Business Day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (x) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (y) the number of shares that the aggregate proceeds to the Trust from the exercise of such rights, options or warrants for Common Shares would purchase at 95% of such Fair Market Value (or 100% in the case of a stand-by underwriting), and the denominator of which shall be the sum of (x) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (y) the number of additional Common Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights, options or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than 95% of such Fair Market Value (or 100% in the case of a stand-by underwriting), there shall be taken into account any consideration received by the Trust upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board of Trustees whose determination shall be conclusive.

                           (iii) If the Trust shall distribute to all holders of
                  its Common Shares any securities of the Trust (other than Common Shares) or evidence of its indebtedness or assets (excluding cumulative cash dividends or distributions paid with respect to the Common Shares after December 31, 2000 which are not in excess of the following: the sum of (A) the Trust's cumulative undistributed Funds from Operations at December 31, 2000, plus (B) the cumulative amount of Funds from Operations, as determined by the Board of Trustees, after December 31, 2000, minus (C) the cumulative amount of dividends accrued or paid in respect of the Series D Preferred Shares or any other class or series of preferred shares of beneficial interest of the Trust after the Issue Date or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of Common Shares entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Shares, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) collectively called the "SECURITIES" and individually a "SECURITY"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (x) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (y) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date mentioned below less the then fair market value (as determined by the Board of Trustees, whose determination shall be conclusive) of the portion of the Securities or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one Common Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (h) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each Common Share delivered to a Person converting a Series D Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subparagraph (iii); PROVIDED that on the date, if any, on which a person converting a Series D Preferred Share would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

                           (iv) In case a tender or exchange offer (which term
                  shall not include open market repurchases by the Trust) made by the Trust or any subsidiary of the Trust for all or any portion of the Common Shares shall expire and such tender or exchange offer shall involve the payment by the Trust or such subsidiary of consideration per Common Share having a fair market value (as determined in good faith by the Board of Trustees, whose determination shall be conclusive and described in a resolution of the Board of Trustees), at the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer, that exceeds the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph, by a fraction of which the numerator shall be the number of Common Shares outstanding (including any tendered or exchanged shares) at the Expiration Time, multiplied by the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, and the denominator shall be the sum of (A) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any maximum, being referred to as the "PURCHASED SHARES") and (B) the product of the number of Common Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                           (v) No adjustment in the Conversion Price shall be
                  required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments that by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and PROVIDED, FURTHER, that any adjustment shall be required and made in accordance with the provisions of this
                  Section 6 (other than this subparagraph (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this Section 6, the Trust shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Trust and the investment of additional optional amounts in Common Shares under such plan. All calculations under this Section 6 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Trust shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or distribution of other assets (other than cash dividends) hereafter made by the Trust to its shareholders shall not be taxable.

                  (e) If the Trust shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of its Common Shares, sale of all or substantially all of the Trust's assets or recapitalization of the Common Shares and excluding any transaction as to which subparagraph (d)(i) of this Section 6 applies) (each of the foregoing being referred to herein as a "TRANSACTION"), in each case as a result of which all or substantially all of the Common Shares are converted into the right to receive shares, securities or other property (including cash or any combination thereof), each Series D Preferred Share which is not redeemed or converted into the right to receive shares, securities or other property prior to such Transaction shall thereafter be convertible into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series D Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Trust consolidated or into which the Trust merged or which merged into the Trust or to which such sale or transfer was made, as the case may be ("CONSTITUENT PERSON"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this paragraph (e) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by holders of a plurality of the Non-Electing Shares). The Trust shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series D Preferred Shares that will contain provisions enabling the holders of the Series D Preferred

         Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

                  (f)      If:

                           (i) the Trust shall declare a dividend (or any other
                  distribution) on its Common Shares (other than cash dividends or distributions paid with respect to the Common Shares after December 31, 2000 not in excess of the sum of the Trust's cumulative undistributed Funds from Operations at December 31, 2000, plus the cumulative amount of Funds from Operations, as determined by the Board of Trustees, after December 31, 2000, minus the cumulative amount of dividends accrued or paid in respect of the Series D Preferred Shares or any other class or series of preferred shares of beneficial interest of the Trust after the Issue Date); or

                           (ii) the Trust shall authorize the granting to all
                  holders of Common Shares of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants; or

                           (iii) there shall be any reclassification of the
                  Common Shares (other than an event to which subparagraph
                  (d)(i) of this Section 6 applies) or any consolidation or merger to which the Trust is a party (other than a merger in which the Trust is the surviving entity) and for which approval of any shareholders of the Trust is required, or a statutory share exchange, or a self tender offer by the Trust for all or substantially all of its outstanding Common Shares or the sale or transfer of all or substantially all of the assets of the Trust as an entirety; or

                           (iv) there shall occur the voluntary or involuntary
                  liquidation, dissolution or winding up of the Trust;

         then the Trust shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of Series D Preferred Shares at their addresses as shown on the records of the Trust, as promptly as possible, but at least 10 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 6.

                  (g) Whenever the Conversion Price is adjusted as herein provided, the Trust shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Trust shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series D Preferred Share at such holder's last address as shown on the records of the Trust.

                  (h) In any case in which paragraph (d) of this Section 6 provides that an adjustment shall become effective on the day next following the record date for an event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any Series D Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 6.

                  (i) There shall be no adjustment of the Conversion Price in case of the issuance of any shares of beneficial interest of the Trust in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 6. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 6, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

                  (j) If the Trust shall take any action affecting the Common Shares, other than action described in this Section 6, that in the opinion of the Board of Trustees would materially and adversely affect the conversion rights of the holders of the Series D Preferred Shares, the Conversion Price for the Series D Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Trustees, in its sole discretion, may determine to be equitable in the circumstances.

                  (k) The Trust covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Series D Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series D Preferred Shares not theretofore converted. For purposes of this paragraph (k), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series D Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                           Any Common Shares issued upon conversion of the Series D Preferred Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares deliverable upon conversion of the Series D Preferred Shares, the Trust will take any action that, in the opinion of its counsel, may be necessary in order that the Trust may validly and legally issue fully paid and (subject to any customary qualification based upon the nature of a real estate investment trust) non-assessable Common Shares at such adjusted Conversion Price.

                           The Trust shall endeavor to list the Common Shares required to be delivered upon conversion of the Series D Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

                           The Trust shall endeavor to comply with all federal and state securities laws and regulations thereunder in connection with the issuance of any securities that the Trust shall be obligated to deliver upon conversion of the Series D Preferred Shares. The certificates evidencing such securities shall bear such legends restricting transfer thereof in the absence of registration under applicable securities laws or an exemption therefrom as the Trust may in good faith deem appropriate.

                  (l) The Trust will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series D Preferred Shares pursuant hereto; PROVIDED, HOWEVER, that the Trust shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series D Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

         Section 7. Fixed Charge Coverage; Limitation on Issuance of Additional Preferred Shares and Indebtedness

                  (a) Without the written consent of the holders of a majority of the issued and outstanding shares of Series D Preferred Shares, none of the Trust, the Operating Partnership or any of their subsidiaries may issue any additional preferred securities of any such entity or incur any indebtedness (other than trade payables or accrued expenses incurred in the ordinary course of business) if, immediately following such issuance and after giving effect to such issuance and the application of the net proceeds therefrom, the Trust's Consolidated EBITDA to Consolidated Fixed Charges for the four fiscal quarters immediately preceding such issuance would be less than 1.75 to 1.0.

                  (b) "Consolidated EBITDA" for any period means the sum of the following items, without duplication, as reported in the Trust's consolidated financial statements filed with the Securities and Exchange Commission (or, where applicable, in the consolidated financial statements of the Trust's Unconsolidated Affiliates), in each case prepared in accordance with GAAP:

                  a. the net income of the Trust and its Consolidated Affiliates for such period, before extraordinary income, gains or losses.

                  b. PLUS all income and state franchise taxes paid or accrued by the Trust and its Consolidated Affiliates for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses except to the extent that such gains or losses were not included in clause (a) above).

                  c. PLUS the Trust's proportionate share of all income and state franchise taxes paid or accrued by the Trust's Unconsolidated Affiliates for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses except to the extent that such gains or losses were not included in clause (a) above).

                  d. PLUS all interest expense paid or accrued by the Trust and its Consolidated Affiliates for such period (including financing fees and amortization of deferred financing fees or amortization of original issue discount). Such interest shall also include non-recurring items such as pre-payment penalties, make-whole premiums, accelerated amortization of financing costs due to early termination and costs of unwinding interest rate hedging contracts. All such interest will be calculated net of the impact of continuing interest rate hedging agreements.

                  e. PLUS the Trust's proportionate share of all interest expense paid or accrued by the Trust's Unconsolidated Affiliates for such period (including financing fees and amortization of deferred financing fees or amortization of original issue discount). Such interest shall also include non-recurring items such as pre-payment penalties, make-whole premiums, accelerated amortization of financing costs due to early termination and costs of unwinding interest rate hedging contracts. All such interest will be calculated net of the impact of continuing interest rate hedging agreements.

                  f. PLUS depreciation and depletion recognized by the Trust and its Consolidated Affiliates during such period.

                  g. PLUS the Trust's proportionate share of depreciation and depletion recognized by the Trust's Unconsolidated Affiliates during such period.

                  h. PLUS amortization recognized by the Trust and its Consolidated Affiliates during such period, including, without limitation, amortization of capitalized debt issuance costs (only to the extent that such amounts have not been previously included in the amount of Consolidated EBITDA pursuant to clause (d) above), goodwill, other intangibles and management fees.

                  i. PLUS the Trust's proportionate share of amortization recognized by the Trust's Unconsolidated Affiliates during such period, including, without limitation, amortization of capitalized debt issuance costs (only to the extent that such amounts have not been previously included in the amount of Consolidated EBITDA pursuant to clause (e) above), goodwill, other intangibles and management fees.

                  j. PLUS any other non-cash charges or discretionary prepayment penalties recognized by the Trust and its Consolidated Affiliates during such period, to the extent deducted from consolidated net income (including, but not limited to, income allocated to minority interests).

                  k. PLUS the Trust's proportionate share of any other non-cash charges or discretionary prepayment penalties recognized by the Trust's Unconsolidated Affiliates during such period, to the extent deducted from consolidated net income (including, but not limited to, income allocated to minority interests).

                  l. MINUS (PLUS) the amount of any gains (losses) on sales of real property recognized by the Trust and its Consolidated Affiliates during such period.

                  m. MINUS (PLUS) the Trust's proportionate share of the amount of any gains (losses) on sales of real property recognized by the Trust's Unconsolidated Affiliates during such period.

                  (c) "Consolidated Fixed Charges" for any period means the sum of the following items, without duplication, as reported in the Trust's consolidated financial statements filed with the Securities and Exchange Commission (or, where applicable, in the consolidated financial statements of the Trust's Unconsolidated Affiliates), in each case, prepared in accordance with GAAP:

                  a. all interest expense paid or accrued by the Trust and its Consolidated Affiliates for such period (including financing fees and amortization of deferred financing fees or amortization of original issue discount), but excluding non-recurring items such as pre-payment penalties, make-whole premiums, accelerated amortization of financing costs due to early termination and costs of unwinding interest rate hedging contracts.

                  b. PLUS the Trust's proportionate share of all interest expense paid or accrued by the Trust's Unconsolidated Affiliates for such period (including financing fees and amortization of deferred financing fees or amortization of original issue discount), but excluding non-recurring items such as pre-payment penalties, make-whole premiums, accelerated amortization of financing costs due to early termination and costs of unwinding interest rate hedging contracts.

                  c. PLUS dividend or distribution requirements on preferred stock for the Trust and its Consolidated Affiliates for such period, whether or not declared or paid.

                  d. PLUS the Trust's proportionate share of dividend or distribution requirements on preferred stock for the Trust's Unconsolidated Affiliates for such period, whether or not declared or paid.

                  e. PLUS regularly scheduled amortization of principal for the Trust and its Consolidated Affiliates during such period (other than any balloon payments at maturity).

                  f. PLUS the Trust's proportionate share of regularly scheduled amortization of principal for the Trust's Unconsolidated Affiliates during such period (other than any balloon payments at maturity).

         Section 8. SHARES TO BE RETIRED. All Series D Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued preferred shares of beneficial interest, without discretion as to class or series, and subject to applicable limitations set forth in the Declaration may thereafter be reissued as shares of any series of preferred shares of beneficial interest.

         Section 9. RANKING. Any class or series of shares of beneficial interest of the Trust shall be deemed to rank:

                  (a) prior to the Series D Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series D Preferred Shares;

                  (b) on a parity with the Series D Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series D Preferred Shares, if the holders of such class or series and the Series D Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("PARITY SHARES");

                  (c) junior to the Series D Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Shares; and

                  (d) junior to the Series D Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Shares.

         Section 10. VOTING. Except as expressly provided in these Articles Supplementary, the holders of Series D Preferred Shares shall have no voting rights. If and whenever (i) two consecutive quarterly dividends payable on the Series D Preferred Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, (ii) for two consecutive quarterly dividend periods the Trust fails to pay dividends on the Common Shares in an amount per share at least equal to $0.38 (subject to adjustment consistent with any adjustment of the Conversion Price pursuant to Section 6(a) of this Article) or
(iii) for two consecutive quarters the Trust fails to maintain a ratio of Consolidated EBITDA to Consolidated Fixed Charges of at least 1.75, then the number of trustees then constituting the Board of Trustees shall be increased by two and the holders of Series D Preferred Shares, voting as a single class, shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series D Preferred Shares called as hereinafter provided.

Whenever, as the case may be, (i) all arrears in dividends on the Series D Preferred Shares then outstanding shall have been paid and the Trust has paid dividends thereon for two consecutive quarters, (ii) the Trust has paid dividends on the Common Shares in an amount per share at least equal to $0.38 (subject to adjustment consistent with any adjustment of the Conversion Price pursuant to Section 6(a) of this Article) for two consecutive quarters or (iii) the Trust has maintained a ratio of Consolidated EBITDA to Consolidated Fixed Charges of at least 1.75 for two consecutive quarters, then the right of the holders of the Series D Preferred Shares to elect such additional trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearage in quarterly dividends or failure to maintain a ratio of Consolidated EBITDA to Consolidated Fixed Charges of at least 1.75), and the terms of office of all persons elected as trustees by the holders of the Series D Preferred Shares shall forthwith terminate and the number of the Board of Trustees shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series D Preferred Shares, the Secretary of the Trust may, and upon the written request of any holder of Series D Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series D Preferred Shares for the election of the trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series D Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the records of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series D Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series D Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if the term of such trustee shall not have previously terminated as provided above.

         So long as any Series D Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Declaration, the affirmative vote of at least 51% of the votes entitled to be cast by the holders of the Series D Preferred Shares given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                  (a) Any amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series D Preferred Shares; PROVIDED, HOWEVER, that, subject to the provisions of Section 7 of these Articles Supplementary, the amendment of the provisions of the Declaration so as to authorize or create or to increase the authorized amount of, any Parity Shares, Fully Junior Shares or Junior Shares that are not senior in any respect to the Series D Preferred Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series D Preferred Shares; or

                  (b) A share exchange that affects the Series D Preferred Shares, a consolidation with or merger of the Trust into another entity, or a consolidation with or merger of another entity into the Trust, unless in each such case each Series D Preferred Share (i) shall remain outstanding without a material and adverse change to its terms and rights or (ii) shall be converted into or exchanged for convertible preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Series D Preferred Share (except for changes that do not materially and adversely affect the holders of the Series D Preferred Shares);

         PROVIDED, HOWEVER, that no such vote of the holders of Series D Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series D Preferred Shares at the time outstanding to the extent such redemption is authorized by Section 5 of this Article.

         For purposes of the foregoing provisions of this Section 10, each Series D Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Shares shall have the right to vote with the Series D Preferred Shares as a single class on any matter, then the Series D Preferred Shares and such other series shall have with respect to such matters one (1) vote per $26.50 (or less pursuant to Section 4(a)) of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series D Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any Trust action.

         Section 11. RECORD HOLDERS. The Trust and the Transfer Agent may deem and treat the record holder of any Series D Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

         IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be duly executed by its Senior Vice President and attested by its Secretary this 20th day of March, 2001.

                                          PRENTISS PROPERTIES TRUST

                                          By:      /s/  MICHAEL A. ERNST
                                             ----------------------------------
                                          Its:     Michael A. Ernst
                                                   Senior Vice President
                                                   Chief Financial Officer

Attest:

By:      /s/  GREGORY S. IMHOFF
         -----------------------------
Its:     Gregory S. Imhoff
         Secretary